SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 19, 2001

                              COMMUNITY BANKS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Pennsylvania                                                          23-2251762
------------                                                        ------------
(State or other jurisdiction of                                (I.R.S.  Employer
incorporation or organization)                               Identification No.)

                                   No. 0-15786
                            ------------------------
                            (Commission file number)


150 Market Street, Millersburg, Pennsylvania                               17061
--------------------------------------------                            --------
(Address of Principal Executive Offices)                              (Zip Code)



                              COMMUNITY BANKS, INC.
                                150 Market Street
                         Millersburg, Pennsylvania 17061
                   ----------------------------------------
                   (Address of principal executive offices)


                                 (717) 692-4781
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 Not Applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.    Other Events.

     The Corporation's press release, dated July 19, 2001, is attached hereto as an exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

         (a)   Exhibits.

               The following exhibit is filed herewith:

               99.1 Press Release, dated July 19, 2001, of Community Banks, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       Community Banks, Inc.
                                                       ---------------------
                                                           (Registrant)

Dated: July 20, 2001                                  /s/    Terry L. Burrows
                                                      -----------------------
                                                          Terry L. Burrows
                                                    Executive Vice President and
                                                       Chief Financial Officer



                                  EXHIBIT INDEX

Exhibit
Number          Description
-------         -------------
99.1            Press Release of Community Banks, Inc. dated  July 19, 2001.

EX-99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE                                           Quarterly Report
Date:             July 19, 2001                             Stock Exchange: AMEX
Contact:          Patricia E. Hoch
                  (717) 896-4902, Fax: (717) 920-1683


Community Banks, Inc.
Stock symbol:  CTY  (CmtyBkPa)

COMMUNITY BANKS, INC. REPORTS RECORD SECOND QUARTER EARNINGS

     MILLERSBURG, PA- Community Banks, Inc. (CTY), parent company of Community Banks, N.A. (CBNA) and Peoples State Bank (PSB) has reported record earnings of $4.0 million or $.45 per share for the three months ended June 30, 2001, compared to $3.5 million or $.40 per share for the three months ended June 30, 2000. This represents a 12.5% increase in per share earnings. Per share data has been restated to reflect a 5% stock dividend paid April 30, 2001.

On March 30, 2001, Community Banks, Inc. completed its merger of The Glen Rock State Bank (Glen Rock). Glen Rock has five banking offices located in York County, Pennsylvania. CTY issued approximately 1,205,000 shares of common stock for all of the outstanding common stock of Glen Rock. This transaction was accounted for as a pooling of interests and historical data has been adjusted to include the acquisition.

Operating earnings for the first six months of 2001 were affected by special charges recognized in the first quarter of the year. Special charges in the first three months of 2001 related to the acquisition of Glen Rock State Bank, asset write downs, special loan loss provisions, investment security losses, and other nonrecurring expenses which in the aggregate totaled $2.8 million (after tax) or $.32 per share. Net income after deduction of these amounts was $4.8 million or $.54 per share for the six months ended June 30, 2001, compared to $7.0 million or $.79 per share in the previous year.

CTY continues to experience strong balance sheet growth. On a pooled basis, assets grew $129 million or 10.2% while net loans increased $62 million or 8.1% from June 30, 2000 to June 30, 2001. During the same period, total deposits increased $89 million or 9.9% and stockholders' equity grew $21 million or 23.6%. Affecting stockholders' equity was a change of $13 million in other comprehensive income driven by an increase in the net unrealized gain in investment securities.

Tax equivalent net interest income increased 6.3% in the second quarter of 2001 to $12.24 million versus $11.52 million recognized in the second quarter of 2000. Non-interest income excluding investment security gains and gains on loan sales increased $.27 million or 14.2% for the same periods. Gains on loan sales totaled $378,000 and $93,000, respectively, for the quarters ending June 30, 2001 and June 30, 2000. This increase was affected by changes in interest rates and corresponding mortgage volume. Additional growth in non-interest income is anticipated in the future as the Corporation continues to pursue opportunities for expanded fee-based services. CTY announced the purchase on June 27, 2001 of The Sentinel Agency, Inc., a title insurance agency located in Harrisburg, PA, which became a wholly-owned subsidiary of PSB.

The Corporation continues to effectively control expenses as evidenced by core efficiency ratios of 55.5% for the second quarter of 2000 and 55.4% for the second quarter of 2001. Efficiency ratio, a measure of productivity, is essentially the relationship of non-interest expense to net interest income plus non-interest income. Total other expense increased $.58 million or 7.6% for the three months ended June 30, 2001 compared to the same period of 2000.

CTY's assessment of the allowance for loan losses in the current economic environment has resulted in a provision of $871,000 for the second quarter of 2001 compared to $525,000 for the second quarter of 2000. The balance of the allowance for loan losses represented 1.46% of total outstanding loans at June 30, 2001 while the relationship of non-performing loans to total loans increased from 1.12% at June 30, 2000 to 1.29% at June 30, 2001. Management believes that CTY has provided sufficient reserves representing 113% of total non-performing loans at June 30, 2001. CTY's net loan charge-offs for the second quarter of 2001 approximated .03% of average total loans, and non-performing loans and other real estate represented .82% and .73% of total assets at June 30, 2001 and June 30, 2000, respectively.

In regard to these results, Eddie L. Dunklebarger, President and CEO, said, "We are extremely pleased that the integration of Glen Rock in the second quarter has begun to reflect the efficiencies we expected from the merger. We anticipate that the Corporation will continue to experience increased profitability throughout the remainder of 2001."

CTY's banking subsidiaries have 41 offices located in Adams, Cumberland, Dauphin, Luzerne, Northumberland, Schuylkill, Snyder and York Counties as well as 86 on-site and remote ATM's. Additional offices scheduled for the latter part of 2001 include a CBNA office at St. John's Church Road in Camp Hill and a PSB office planned for Queen Street in York.

Community Banks, Inc.'s stock trades on the AMEX under the symbol "CTY". Total shareholder return approximated 15% per year for the 10 year period ending December 31, 2000, while appreciation in market value per share exceeded 50% for the first six months of 2001. CTY was recently included in the Russell 3000 Index which consists of the largest 3000 U.S. stocks based on market capitalization.

This press release contains "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Community undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                              Community Banks, Inc.

                         Selected Financial Information
            (Dollars in thousands, except per share data and ratios)

         All periods reflect the combined data of Community Banks, Inc.
                            and Glen Rock State Bank

                                                                            Three Months Ended                 Six Months Ended
                                                                                June 30,                           June 30,
                                                                            2001           2000              2001           2000
                                                                         ------------------------          -----------------------
Consolidated summary of operations:

     Interest income                                                       $24,523        $22,605           $48,899        $44,097
     Interest expense                                                       13,280         11,757            26,681         22,730
                                                                           -------        -------           -------        -------
       Net interest income                                                  11,243         10,848            22,218         21,367
     Provision for loan losses                                                 871            525             2,444            886
                                                                           -------        -------           -------        -------
       Net interest income after provision for loan losses                  10,372         10,323            19,774         20,481
                                                                           -------        -------           -------        -------

     Other income:
     Income from fiduciary related activities                                  176            159               283            300
     Service charges on deposit accounts                                       830            696             1,589          1,316
     Other service charges, commissions, and fees                              523            419               990            893
     Investment security gains                                                 366             50               238            218
     Insurance premium income                                                  386            394               643            560
     Gains on loan sales                                                       378             93               541            158
     Other income                                                              249            227               607            530
                                                                           -------        -------           -------        -------
       Total other income                                                    2,908          2,038             4,891          3,975
                                                                           -------        -------           -------        -------

     Other expenses:
     Salaries and employee benefits                                          4,678          4,012             9,232         8,072
     Net occupancy expense                                                   1,360          1,157             2,735         2,303
     Operating expenses of insurance subsidiary                                198            171               337           258
     Merger and restructuring related expenses                                (101)             -             1,798             -
     Other operating expenses                                                2,037          2,256             4,682         4,414
                                                                           -------        -------           -------        -------
       Total other expense                                                   8,172          7,596            18,784        15,047
                                                                           -------        -------           -------        -------
       Income before income taxes                                            5,108          4,765             5,881         9,409
     Provision for income taxes                                              1,077          1,228             1,042         2,382
                                                                           -------        -------           -------        -------
       Net income                                                         $  4,031       $  3,537          $  4,839         7,027
                                                                            ======         ======            ======        ======

     Net loan charge-offs                                                $     270      $     187         $     514     $     373
     Net interest margin (FTE)                                                3.82%          4.05%             3.86%         4.07%
     Core efficiency ratio 1]                                                55.42%         55.48%            55.92%        55.98%
     Return on average assets                                                 1.18%          1.17%              .73%         1.18%

     Return on average stockholders' equity                                  14.90%         15.86%             9.05%       15.94%



Consolidated per share data: 2]


     Basic earnings per share                                            $    0.46      $    0.41         $    0.55     $    0.81
                                                                            ======         ======            ======        ======
     Diluted earnings per share                                          $    0.45      $    0.40         $    0.54     $    0.79
                                                                            ======         ======            ======        ======
     Book value at end of period 3]                                      $   12.40      $   11.65         $   12.40     $   11.65
                                                                            ======         ======            ======        ======

                              COMMUNITY BANKS, INC.

                         Selected Financial Information
            (Dollars in thousands, except per share data and ratios)

                    All periods reflect the combined data of
                 Community Banks, Inc. and Glen Rock State Bank


Consolidated balance sheet data:

                                                                      Three Months Ended                    Six Months Ended
                                                                           June 30,                              June 30,
                                                                    2001                2000              2001             2000
                                                                -----------------------------        ----------------------------
Average net loans                                               $   819,234       $   736,885        $   811,812      $   721,368
Average earning assets                                            1,285,381         1,143,765          1,259,198        1,123,640
Average assets                                                    1,369,169         1,218,481          1,343,302        1,195,680
Average deposits                                                    971,559           875,805            951,249          862,357
Average stockholders' equity                                        108,520            89,716            107,812           88,666
Average fully diluted shares outstanding 2]                       8,988,000         8,811,000          8,901,000        8,839,000


                                                                 June 30,          December 31,        June 30,   6/30/01 vs 6/30/00
                                                                   2001               2000               2000          % Change
                                                                 -----------------------------        ----------------------------
Assets                                                           $1,391,312        $1,308,713         $1,262,714             10.2
Net loans                                                           827,715           804,546            765,391              8.1
Deposits                                                            989,222           919,241            899,883              9.9
Stockholder's equity 3]                                             109,186           104,672            101,234              7.9
Accumulated other comprehensive income (loss)                         1,742             (694)            (11,462)
Fully diluted shares outstanding  2]                              9,060,000         8,769,000          8,815,000              2.8


Non-accrual loans                                             $       9,507     $       5,843      $       7,252             31.1
Other real estate owned                                                 550               416                568             (3.2)
Restructured loans                                                        -               205                236           (100.0)
Accruing loans 90 days past due                                       1,354               612              1,179             14.8
                                                                   --------          --------           --------          -------
     Total nonperforming loans and OREO                        $     11,411      $      7,076      $       9,235             23.6
                                                                   ========          ========           ========          =======

Allowance for loan losses                                      $     12,258       $    10,328      $       9,489             29.2


Asset quality ratios:

Reserve for loan losses to total loans
     outstanding                                                      1.46%             1.27%              1.22%             19.7
Reserve for loan losses to non-performing loans                        113%              155%               109%              3.7
Non-performing loans to total loans
     outstanding                                                      1.29%             0.82%              1.12%             15.2
Non-performing assets to total assets                                 0.82%             0.54%              0.73%             12.3

1]   Excluding special charges of $2.6 million in the first quarter of 2001 and recovery of $.01 million in the second quarter of 2001.
2]   Per share data has been restated to reflect a 5% stock dividend paid April 30, 2001.
3]   Excluding accumulated other comprehensive income.

                                       4

COMMUNITY BANKS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands except per share data)

                                                                                June 30,                December 31,
                                                                                  2001                      2000
                                                                            ------------              --------------
ASSETS

Cash and due from banks.....................................                $     38,987              $     42,166
Interest-bearing time deposits in other banks...............                       1,150                     2,568
Investment securities, available for sale
   (fair value).............................................                     444,553                   389,819
Federal funds sold..........................................                       9,703                     6,280
Loans.......................................................                     843,365                   818,858
Less: Unearned income.......................................                      (3,392)                   (3,984)
          Allowance for loan losses.........................                     (12,258)                  (10,328)
                                                                            ------------              -------------
          Net loans.........................................                     827,715                   804,546
Premises and equipment, net.................................                      21,544                    21,587
Goodwill....................................................                         228                       183
Other real estate owned.....................................                         550                       416
Loans held for sale.........................................                       4,149                     2,719
Accrued interest receivable and other assets................                      42,733                    38,429
                                                                            ------------              --------------
     Total assets...........................................                  $1,391,312                $1,308,713
                                                                            ============              ==============

LIABILITIES

Deposits:
   Demand (non-interest bearing)............................                 $   153,088               $   155,796
   Savings..................................................                     292,206                   257,178
   Time.....................................................                     464,033                   426,573
   Time in denominations of $100 or more....................                      79,895                    79,694
                                                                            ------------              --------------
   Total deposits..........................................                      989,222                   919,241
Short-term borrowings.......................................                       7,009                    36,093
Long-term debt..............................................                     271,997                   239,613
Accrued interest payable and other liabilities..............                      12,156                     9,788
                                                                            ------------              --------------
   Total liabilities........................................                   1,280,384                 1,204,735
                                                                            ------------              --------------

STOCKHOLDERS' EQUITY

Preferred stock, no par value; 500,000 shares
   authorized; no shares issued and outstanding.............                         ---                       ---
Common stock-$5.00 par value; 20,000,000
   shares authorized; 8,969,000 and 8,545,000
   shares issued in 2001 and 2000, respectively.............                      44,843                    42,726
Surplus.....................................................                      35,893                    29,155
Retained earnings...........................................                      31,443                    38,723
Accumulated other comprehensive income (loss),
   net of tax (benefit) of $938 and $(374),
     respectively...........................................                       1,742                      (694)
Less: Treasury stock of 160,000 and 300,000
   shares at cost, respectively                                                   (2,993)                   (5,932)
                                                                            ------------              --------------
   Total stockholders' equity...............................                     110,928                   103,978
                                                                            ------------              --------------
  Total liabilities and stockholders' equity................                  $1,391,312                $1,308,713
                                                                            ============              ==============

All periods reflect the combined data of Community Banks, Inc. and Glen Rock State Bank.

                                       5

COMMUNITY BANKS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except per share data)

                                                                            Three Months Ended                  Six Months Ended
                                                                                 June 30,                            June 30,
                                                                         -----------------------              ----------------------
                                                                           2001            2000                 2001           2000
                                                                         -----------------------              ----------------------
Interest income:
Interest and fees on loans.........................................      $17,673         $16,182              $35,380        $31,354
Interest and dividends on investment securities:
   Taxable.........................................................        4,903           5,157                9,760         10,126
   Exempt from federal income tax..................................        1,723           1,124                3,198          2,244
Federal funds interest............................................           205             123                  510            341
Other interest income..............................................           19              19                   51             32
                                                                         -------         -------              -------        -------
      Total interest income........................................       24,523          22,605               48,899         44,097
                                                                         -------         -------              -------        -------

Interest expense:
Interest on deposits:
   Savings.........................................................        1,817           1,866                3,715          3,668
   Time............................................................        6,499           5,653               12,969         10,982
   Time in denominations of $100 or more...........................          926             790                2,052          1,530
Interest on short-term borrowings and long-term debt...............        3,824           3,190                7,522          5,979
Federal funds purchased and repo interest..........................          214             258                  423            571
                                                                         -------         -------              -------        -------
   Total interest expense.........................................        13,280          11,757               26,681         22,730
                                                                         -------         -------              -------        -------
   Net interest income.............................................       11,243          10,848               22,218         21,367
Provision for loan losses..........................................          871             525                2,444            886
                                                                         -------         -------              -------        -------
   Net interest income after provision for loan losses............        10,372          10,323               19,774         20,481
                                                                         -------         -------              -------        -------
Other income:
   Income from fiduciary related activities........................          176             159                  283            300
   Service charges on deposit accounts.............................          830             696                1,589          1,316
   Other service charges, commissions and fees.....................          523             419                  990            893
   Investment security gains ......................................          366              50                  238            218
   Insurance premium income........................................          386             394                  643            560
   Gains on loan sales.............................................          378              93                  541            158
   Other income....................................................          249             227                  607            530
                                                                         -------         -------              -------        -------
      Total other income...........................................        2,908           2,038                4,891          3,975
                                                                         -------         -------              -------        -------
Other expenses:
   Salaries and employee benefits..................................        4,678           4,012                9,232          8,072
   Net occupancy expense...........................................        1,360           1,157                2,735          2,303
   Operating expense of insurance subsidiary.......................          198             171                  337            258
   Merger and restructuring related expenses.......................         (101)              -                1,798              -
   Other operating expense.........................................        2,037           2,256                4,682          4,414
                                                                         -------         -------              -------        -------
      Total other expense..........................................        8,172           7,596               18,784         15,047
                                                                         -------         -------              -------        -------
      Income before income taxes...................................        5,108           4,765                5,881          9,409
Provision for income taxes.........................................        1,077           1,228                1,042          2,382
                                                                         -------         -------              -------        -------
      Net income...................................................     $  4,031         $ 3,537             $  4,839        $ 7,027
                                                                         =======         =======              =======        =======
Earnings per share:
   Basic...........................................................   $      .46       $     .41           $      .55      $     .81
   Diluted.........................................................   $      .45       $     .40           $      .54      $     .79
Dividends paid per share...........................................   $      .17       $     .15           $      .33      $     .30


All periods reflect the combined data of Community Banks, Inc. and Glen Rock State Bank.
Per share data has been adjusted to reflect stock dividends and splits.

                                       6